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Ex-21.1
Subsidiaries of the Registrant


                                       EXHIBIT 21.1


                              SUBSIDIARIES OF THE REGISTRANT


                  Telegen Communication Corporation (Wholly-Owned Subsidiary)

                  Telegen Display Laboratories, Inc. (Second Tier Subsidiary)